UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 1, 2018, American Airlines, Inc. announced the pricing of its offering of $100,000,000 aggregate face amount of Class C(R) enhanced equipment trust certificates (the “Class C(R) Certificates”).

American Airlines, Inc. (as successor by merger with US Airways, Inc.) has previously issued three separate classes of Series 2012-2 series of enhanced equipment trust certificates, including $100,000,000 aggregate face amount of Class C Certificates issued on June 6, 2013 (the “Class C Certificates”).

On April 30, 2018, American Airlines, Inc. issued a notice to the holders of Class C Certificates that it would redeem the Series C Equipment Notes relating to its Class C Certificates, which are scheduled to mature on June 3, 2018 (the “2012-2C Equipment Notes”), with such redemption to occur on June 1, 2018. The redemption of the 2012-2C Equipment Notes and the repayment of the Class C Certificates will be funded by the offering of the Class C(R) Certificates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of May 1, 2018, among Deutsche Bank Securities Inc., acting individually and as the representative of the underwriters named therein, Natixis S.A., acting through its New York Branch, as depositary, and American Airlines, Inc.

23.1	Consent of Aircraft Information Services, Inc.

23.2	Consent of BK Associates, Inc.

23.3	Consent of Morten Beyer & Agnew, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: May 2, 2018	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer